                                                                EXHIBIT (99.2)



                                 ANNUAL REPORT
                                 --------------








                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934







                            For the Fiscal Year Ended
                                December 31, 1993



                                    ---------




                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                        REPORT OF INDEPENDENT ACCOUNTANTS



   To the Board of Directors
   Raytheon Company:

         We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.


                                 /s/   Coopers & Lybrand
   Boston, Massachusetts               COOPERS & LYBRAND
   June 17, 1994

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1993 and 1992

                                     -------

                                                1993             1992
                                                ----             ----
   Assets:
     Investments, at fair value
         (Notes B, E, F and H)               $170,012,872      $133,639,217

     Receivables:
       Accrued investment income                      714            81,945
       Employee deferrals                         475,055           360,722
       Employer contributions                     159,250           118,468

     Loans receivable from participants        19,366,838        13,471,184

     Cash and cash equivalents                    300,682           252,956
                                             ------------      ------------
         Total assets                         190,315,411       147,924,492
                                             ------------      ------------
   Liabilities:
     Payable for outstanding purchases               -               43,113

     Administrative expenses                       40,518           125,281

     Forfeitures                                   56,531            45,767
                                             ------------      ------------
         Total liabilities                         97,049           214,161
                                             ------------      ------------
   Net assets available for plan
         benefits                            $190,218,362      $147,710,331
                                             ============      ============

   The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

              for the years ended December 31, 1993, 1992 and 1991

                                     -------


                                    1993           1992          1991
                                    ----           ----          ----
   Additions to net assets
         attributable to:
     Investment income
         (Notes B, E and H):
       Change in appreciation
         (depreciation) of
          investments         $  7,282,777   $  3,926,196      $  3,091,031
       Interest                  7,379,266      6,766,372         5,272,314
       Dividends                 1,005,307        806,094           656,380
       Capital gains
         distributions             236,720           -                 -
                              ------------   ------------      ------------
                                15,904,070     11,498,662         9,019,725
                              ------------   ------------      ------------

   Contributions and deferrals:
     Employee deferrals        26,966,573      29,887,121        23,123,294
     Employer contributions      9,262,714      9,271,398         8,837,734
     Other additions, net
       (Note G)                      -            120,160           122,966
                             ------------    ------------      ------------
                               36,229,287      39,278,679        32,083,994
                             ------------    ------------      ------------
         Total additions       52,133,357      50,777,341        41,103,719
                             ------------    ------------      ------------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals
       by participants          9,159,020       6,725,742         3,666,660
     Other deductions, net
       (Note G)                   273,041          -                 19,304
     Administrative expenses      193,265         265,350           246,854
                             ------------    ------------      ------------
         Total deductions       9,625,326       6,991,092         3,932,818
                             ------------    ------------      ------------
   Increase in net assets      42,508,031      43,786,249        37,170,901
   Net assets, beginning
       of year                147,710,331     103,924,082        66,753,181
                             ------------    ------------      ------------
   Net assets, end of year   $190,218,362    $147,710,331      $103,924,082

                             ============    ============      ============

   The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                     FOR SPECIFIED HOURLY PAYROLL EMPLOYEES

                          NOTES TO FINANCIAL STATEMENTS
                                    --------

   A.    Description of Plan:

         General

         Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees (the "Plan") is a defined contribution plan covering certain hourly payroll employees of Raytheon Company (the "Company") who are members of specified labor unions. To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investments objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under
         Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1993 was 15,854. Participants by fund were as follows as of December 31, 1993:

            Guaranteed Income Fund                             11,962
            Equity Fund                                         4,598
            Raytheon Common Stock Fund                         12,917
            Stock Index Fund                                    2,584
            Balanced Fund                                       1,003

         Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

         Contributions and Deferrals

         Eligible employees are allowed to defer to the Plan up to 15% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. As of December 31, 1993, the combined annual employee deferral and employer contribution for a participant cannot exceed $13,491. Effective April 1, 1991, rollover contributions from other qualified plans were accepted by the Plan. Participants may invest their deferrals in increments of 10% in any combination of five funds: (a) a Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Common Stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index and (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments. Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds. Participant Accounts

         Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

         Vesting

         Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting occurs upon completion of a certain period of service or upon retirement, death, disability, or attainment of retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

         Benefits and Withdrawals

         A participant may withdraw all or a portion of deferrals, employer contributions and related earnings made upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.

         Loans to Participants

         A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

         Administrative Expenses

         Substantially all expenses of administering the Plan are paid by the Plan.


   B.  Summary of Significant Accounting Policies:

       The Plan's guaranteed income contracts are valued at cost, defined as net contributions and deferrals plus interest earned at contracted rates, which approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

       Security transactions are recorded on trade date. Except for its guaranteed income contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

       The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

       Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

   C.  Federal Income Tax Status:

       The Plan is a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code. The Company has received a favorable determination letter from the Internal Revenue Service which states that the Plan is qualified under Sections 401(a) and 401(k) of the Code. The Plan obtained its latest determination letter in 1988, in which the Internal Revenue Service stated that the Plan, as then designated, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

   D.  Plan Termination:

       Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their account balances including Company contributions.

   E.  Guaranteed Income Contracts (GICs):

       The Plan holds three collateralized fixed income investment portfolios (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annual rates were 5.80%, 6.34% and 6.28% and the effective annual rates were 5.97%, 6.55% and 6.48%, respectively, at December 31, 1993.

       The values of the portfolios managed by Metropolitan Life Insurance Company, the Prudential Asset Management Company and Banker's Trust were $40,806,369, $28,165,977 and $47,207,505, respectively, at
       December 31, 1993. The values of GICs held with Metropolitan Life Insurance Company, The Prudential Asset Management Company and Loomis, Sayles & Company were $49,506,344, $22,256,423 and $28,516,878, respectively, at December 31, 1992.

   F.  Related Party Transactions:

       In accordance with the provisions of the Plan, State Street Bank and Trust Company (the "Trustee") acted as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock until July 31, 1992. Effective July 31, 1992, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock. For the years ended December 31, 1993, 1992 and 1991, purchases of Raytheon Company Common Stock amounted to $3,468,690, $3,891,844 and $1,770,946, respectively.
       Sales of Raytheon Company Common Stock amounted to $701,287, $172,464 and $522,892 in 1993, 1992 and 1991, respectively.


   G.  Other Additions and Deductions:

       Other additions and deductions represent transfers of participant accounts between the Raytheon Savings and Investment Plan and the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees for those participants who changed plans during the year.

   H. Fund Data:
      The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                           1993
                                     -------------------------------------------------------------------------------------
                                      Guaranteed                Raytheon       Stock
                                       Income       Equity        Common       Index      Balanced     Loan
                                        Fund         Fund       Stock Fund     Fund         Fund       Fund        Total
                                     ----------     ------      ----------     -----      --------     ----        -----
   Assets:
     Investments, at fair value:
       Guaranteed Income Contracts   $116,179,851                                                                 $116,179,851
       Fidelity Equity Income Fund
             (656,249 shares) -                   $22,207,455                                                       22,207,455
       Raytheon Company Common Stock
             (276,185 shares)                -           -     $18,228,199                                          18,228,199
       BT Pyramid Equity Index Fund
             (8,668 shares)                  -           -            -     $8,569,700                               8,569,700
       Fidelity Balanced Fund
             (360,543 shares)                -           -            -           -     $4,827,667                   4,827,667
                                     ------------ -----------  -----------  ----------  ----------                ------------
      Total investments               116,179,851  22,207,455   18,228,199   8,569,700   4,827,667                 170,012,872

   Receivables:
     Accrued investment income               -           -             452         262        -                            714
     Employee deferrals                   302,238      58,159       52,232      35,678      26,748                     475,055
     Employer contributions               104,690      21,475       15,361      10,461       7,263                     159,250

   Loans receivable from
      participants                           -           -            -           -           -     $19,366,838     19,366,838
   Cash and cash equivalents                 -           -         221,033      79,649        -            -           300,682
                                     ------------ -----------  -----------  ----------  ----------  -----------   ------------
      Total assets                    116,586,779  22,287,089   18,517,277   8,695,750   4,861,678   19,366,838    190,315,411
                                     ------------ -----------  -----------  ----------  ----------  -----------   ------------

   Liabilities:
     Administrative expenses               26,042       4,730        6,685       1,909       1,152         -            40,518
     Forfeitures                           41,677       5,258        7,641       1,522         433         -            56,531
                                     ------------ -----------  -----------  ----------  ----------  -----------   ------------
      Total liabilities                    67,719       9,988       14,326       3,431       1,585         -            97,049
                                     ------------ -----------  -----------  ----------  ----------  -----------   ------------


                                     ============ ===========  ===========  ==========  ==========  ===========   ============

      The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                                              1992
                                          ---------------------------------------------------------------------------
                                          Guaranteed                    Raytheon       Stock
                                            Income          Equity        Common       Index      Loan
  Index      Loan
                                             Fund            Fund       Stock Fund     Fund       Fund         Total
                                          ----------        ------      ----------     -----      ----         -----
   Assets:
     Investments, at fair value:
       Contracts with insurance companies $100,279,645                                                      $100,279,645
       Fidelity Equity Income Fund
             (525,017 shares)                   -           $15,230,749                                      15,230,749
       Raytheon Company Common Stock
             (233,508 shares)                   -                 -     $11,967,299                          11,967,299
       BT Pyramid Equity Index Fund
             (6,867 shares)                     -                 -           -     $6,161,524                 6,161,524
                                          ------------      ----------- ----------- ----------              ------------
             Total investments             100,279,645       15,230,749  11,967,299  6,161,524               133,639,217

     Receivables:
       Accrued investment income                -                 -          81,696        249                    81,945
       Employee deferrals                      258,548          33,704       29,010     39,460                   360,722
       Employer contributions                   92,900          11,225        7,072      7,271                   118,468

     Loans receivable from participants         -                 -           -           -     $13,471,184   13,471,184

     Cash and cash equivalents                  -                 -         165,001     87,955         -         252,956
                                          ------------      ----------- ----------- ----------  ----------- ------------
             Total assets                  100,631,093       15,275,678  12,250,078  6,296,459   13,471,184  147,924,492
                                          ------------      ----------- ----------- ----------  ----------- ------------
   Liabilities:
      Payable for outstanding purchases         -                 -          43,113       -           -           43,113
      Administrative expenses                   93,929           14,238      11,409      5,705        -          125,281
      Forfeitures                               29,618            5,305       7,920      2,924        -           45,767
                                          ------------      ----------- ----------- ----------  ----------- ------------
             Total liabilities                 123,547           19,543      62,442      8,629         -         214,161
                                          ------------      ----------- ----------- ----------  ----------- ------------
   Net assets available for plan benefits $100,507,546      $15,256,135 $12,187,636 $6,287,830  $13,471,184 $147,710,331

                                          ============      =========== =========== ==========  =========== ============

    PA

      The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                           1993
                               --------------------------------------------------------------------------------------
                              Guaranteed                  Raytheon      Stock
                                Income       Equity        Common       Index      Balanced        Loan
                                 Fund         Fund       Stock Fund     Fund          Fund         Fund         Total
                               ----------    ------      ----------     ------     --------        ----         -----
   Additions to net assets
      attributable to:
     Investment income:
       Change in appreciation
         (depreciation) of
         investments                        $ 2,772,150  $ 3,747,423  $  710,579  $   52,625                $  7,282,777
       Interest               $  7,371,272         -           5,455       2,539        -                      7,379,266
       Dividends                      -         689,705      192,719        -        122,883                   1,005,307
       Capital gains
           distributions              -          76,695         -           -        160,025                     236,720
                              ------------  -----------  -----------  ----------  ----------                ------------
                                 7,371,272    3,538,550    3,945,597     713,118     335,533                  15,904,070
                              ------------  -----------  -----------  ----------  ----------                ------------
     Contributions and deferrals:
       Employee deferrals       18,741,136    3,180,274    2,276,155   2,018,935     750,073                  26,966,573
       Employer contributions    6,607,442    1,039,483      785,680     621,048     209,061                   9,262,714
                              ------------  -----------  -----------  ----------  ----------                ------------
                                25,348,578    4,219,757    3,061,835   2,639,983     959,134                  36,229,287
                              ------------  -----------  -----------  ----------  ----------                ------------
      Total additions           32,719,850    7,758,307    7,007,432   3,353,101   1,294,667                  52,133,357
                              ------------  -----------  -----------  ----------  ----------                ------------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals
        by participants          7,091,667      830,158      882,203     290,231      64,761                   9,159,020
     Other deductions, net         169,114       32,744       52,368      18,523         292                     273,041
     Administrative expenses       137,540       23,380       18,966       9,416       3,963                     193,265
                              ------------  -----------  -----------  ----------  ----------                ------------
      Total deductions           7,398,321      886,282      953,537     318,170      69,016                   9,625,326

   Interfund transfers          (5,115,130)     904,342      996,999    (477,875)  3,691,664                        -
   Loans to participants       (10,617,835)  (1,745,619)  (1,455,870)   (762,052)   (269,318)  $14,850,694          -
   Repayment of loan principal    6,422,950     990,218      720,291     609,485     212,096    (8,955,040)         -


 PAGE
   Net assets, beginning
       of year                 100,507,546   15,256,135   12,187,636   6,287,830        -       13,471,184   147,710,331
                              ------------  -----------  -----------  ----------  ----------   -----------  ------------
   Net assets, end of year    $116,519,060  $22,277,101  $18,502,951  $8,692,319  $4,860,093   $19,366,838  $190,218,362
                              ============  ===========  ===========  ==========  ==========   ===========  ============
         PA
      The following is a summary of changes in net assets by fund for the year ended December 31:

============  ===========  ===========  ==========  ==========   ===========  ============


     PAGE

 The following is a sum                                                                           1992
                                    --------------------------------------------------------------------------------
                                       Guarantee                  Raytheon      Stock
                                         Income       Equity        Common      Index        Loan
                                          Fund               Fund       Stock Fund     Fund        Fund             Total
                                       ----------     ------      ----------     -----       ----             -----
   Additions to net assets
               attributable to:
     Investment income:
       Change in appreciation
               (depreciation) of
               investments                            $ 1,286,595   $ 2,181,856  $  457,745                    $  3,926,196
          Interest                     $  6,759,240         1,250         4,704       1,178                       6,766,372
          Dividends                            -          514,595       291,499        -                            806,094
                                       ------------   -----------   -----------  ----------                    ------------
                                          6,759,240     1,802,440     2,478,059     458,923                      11,498,662
                                       ------------   -----------   -----------  ----------                    ------------
     Contributions and deferrals:
          Employee deferrals             22,010,901     3,402,682     2,120,388   2,353,150                      29,887,121
          Employer contributions          7,115,808       931,704       674,501     549,385                       9,271,398
          Other additions                    69,180        16,234         5,671      29,075                         120,160
                                       ------------   -----------   -----------  ----------                    ------------
                                         29,195,889     4,350,620     2,800,560   2,931,610                      39,278,679
                                       ------------   -----------   -----------  ----------                    ------------
               Total additions           35,955,129     6,153,060     5,278,619   3,390,533                      50,777,341
                                       ------------   -----------   -----------  ----------                    ------------
   Deductions from net assets
               attributable to:
     Benefits to and withdrawals
                 by participants          5,487,179       649,504       478,812     110,247                       6,725,742
     Other deductions, net                     -             -             -           -                               -
     Administrative expenses                201,489        29,319        25,407       9,135                         265,350
                                       ------------   -----------   -----------  ----------                    ------------
               Total deductions           5,688,668       678,823       504,219     119,382                       6,991,092
                                       ------------   -----------   -----------  ----------                    ------------
   Interfund transfers                     (803,501)      (76,502)     (275,091)  1,155,094                            -
   Loans to participants                 (9,418,955)   (1,392,496)     (940,345)   (492,228)   $12,244,024             -
   Repayment of loan principal            3,849,842       532,474       345,664     286,857    (5,014,837)             -


   Net assets, beginning of year         76,613,699    10,718,422     8,283,008    2,066,956     6,241,997      103,924,082
                                       ------------   -----------   -----------  -----------   -----------     ------------
   Net assets, end of year             $100,507,546   $15,256,135   $12,187,636  $6,287,830    $13,471,184     $147,710,331
                                       ============   ===========   ===========  ==========    ===========     ============

         The following is a summary of changes in net assets by fund for the year ended D ecember 31:
                                                                                 1991
                                       ---------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------
                                       Guaranteed                   Raytheon        Stock
                                         Income         Equity       Common         Index         Loan
                                          Fund           Fund       Stock Fund      Fund          Fund            Total
                                       ----------       ------      ----------      -----         ----            -----
   Additions to net assets
               attributable to:
     Investment income:
       Change in appreciation
               (depreciation) of
               investments                            $ 1,746,875   $1,107,894   $  236,262                    $  3,091,031
       Interest                        $ 5,263,535          2,356        6,113          310                       5,272,314
       Dividends                              -           433,961      222,419         -                            656,380
                                       -----------    -----------   ----------   ----------                    ------------
                                         5,263,535      2,183,192    1,336,426      236,572                       9,019,725
                                       -----------    -----------   ----------   ----------                    ------------
     Contributions and deferrals:
       Employee deferrals               18,420,197      2,322,716    1,813,828      566,553                      23,123,294
       Employer contributions            7,114,473        864,405      678,790      180,066                       8,837,734
       Other additions                     110,440           -            -          12,526                         122,966
                                       -----------    -----------   ----------   ----------                    ------------
                                        25,645,110      3,187,121    2,492,618      759,145                      32,083,994
                                       -----------    -----------   ----------   ----------                    ------------
               Total additions          30,908,645      5,370,313    3,829,044      995,717                      41,103,719
                                       -----------    -----------   ----------   ----------                    ------------
   Deductions from net assets
               attributable to:
     Benefits to and withdrawals
               by participants           2,931,478        381,861      342,950       10,371                       3,666,660
     Other deductions, net                   -              2,099       17,205         -                             19,304
     Administrative expenses               193,266         27,438       24,505        1,645                         246,854
                                       -----------    -----------   ----------   ----------                    ------------
               Total deductions          3,124,744        411,398      384,660       12,016                       3,932,818
                                       -----------    -----------   ----------   ----------                    ------------
   Interfund transfers                   1,607,253     (1,987,585)    (761,847)   1,142,179                           -
   Loans to participants                (5,111,898)      (649,506)    (517,641)     (86,453)   $6,365,498             -
   Repayment of loan principal           1,358,685        213,572      115,285       27,529    (1,715,071)            -
                                       -----------    -----------   ----------   ----------    ----------      ------------


                                       -----------    -----------   ----------   ----------    ----------      ------------
   Net assets, end of year             $76,613,699    $10,718,422   $8,283,008   $2,066,956    $6,241,997      $103,924,082
                                       ===========    ===========   ==========   ==========    ==========      ============
   /TABLE

         PAGE 20
 ===========   ==========   ==========    ==========      ============

         PAGE 20

   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Raytheon Savings and Investment Plan for Specified Hourly Payroll employees has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


   RAYTHEON SAVINGS AND INVESTMENT PLAN
   FOR SPECIFIED HOURLY PAYROLL EMPLOYEES


   BY /s/ Frank D. Umanzio
         Frank D. Umanzio
         Vice President - Human Resources

   DATE  June 30, 1994